SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (date of earliest event reported): August 16, 2002



                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)



          CAYMAN ISLANDS                 333-75899             66-0587307

  (State or other jurisdiction of       (Commission         (I.R.S. Employer
   incorporation or organization)        File Number)       Identification No.)



                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 232-7500


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ITEM 9.  REGULATION  FD  DISCLOSURE.


     In accordance with Regulation FD, the information set forth below is being furnished in connection with presentations being made by officers of Transocean Inc. (the "Company"). The information in Item 9 of this report is being furnished, not filed. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

     The Company's view of the current trends for the demand for the Company's deepwater, midwater and jackup rigs in stated market sectors and the Company's view of whether it believes an oversupply or undersupply of such rigs exists in a particular market sector is set forth below:

SECTOR          DEEPWATER RIGS        MIDWATER RIGS         JACKUP RIGS
------          --------------        -------------         -----------
Gulf of Mexico  Flat with Oversupply  Flat with Oversupply  Increasing with
                                                            Oversupply
Brazil          Flat                  Flat                  Flat
North Sea       Flat                  Decreasing with       Decreasing with
                                      Oversupply            Oversupply
Mediterranean   Flat with Oversupply  Flat with Oversupply  N/A
West Africa     Increasing            Flat with Oversupply  Increasing with
                                                            Undersupply
Middle East     N/A                   N/A                   Flat with Oversupply
India           Increasing with       N/A                   Increasing with
                Undersupply                                 Undersupply
Southeast Asia  Increasing with       Flat with Oversupply  Increasing with
                Undersupply                                 Undersupply


     As of July 31, 2002, approximately 70 percent and 34 percent of the Company's International and U.S. Floater Contract Drilling Services segment fleet days were committed for the remainder of 2002 and for the year 2003, respectively. As of July 31, 2002, approximately 47 percent and 21 percent of the Company's total marine fleet days were committed for the remainder of 2002 and for the year 2003, respectively. As of July 31, 2002, a $5,000 change in the dayrate assumption associated with uncommitted fleet days in 2003 equates to an estimated $0.58 change in earnings per share.

     The unaudited operating revenues, field operating profit and operating margin for the first six months of 2002 by business segment (International and U.S. Floater Contract Drilling Services and Gulf of Mexico Shallow and Inland Water) and, for the International


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and  U.S.  Floater  Contract Drilling Services segment, broken down by operating region  are  as  follows:

                                    (IN MILLIONS, EXCEPT % CHANGE)
                                                                                       TOTAL INT'L
                           NORTH                                                MIDDLE    & U.S.      GOM SHALLOW
                         AMERICA    AFRICA    BRAZIL    UK     NORWAY    ASIA    EAST    FLOATER    & INLAND WATER
                        ---------  --------  --------  -----  --------  ------  ------  ---------  ----------------
OPERATING REVENUES      $    329   $   246   $   130   $180   $    87   $ 138   $ 120   $  1,232   $            82
FIELD OPERATING PROFIT  $    199   $   116   $    44   $101   $    35   $  74   $  39   $    584   $           (16)
OPERATING MARGIN              60%       47%       34%    56%       40%     54%     33%        47%              N/A


     The Company's estimated capital expenditures are $160 to $200 million for 2002 and $200 million for each of 2003 and 2004.


     The statements described in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements to the effect that the Company or management "anticipates," "believes," "budgets," "estimates," "expects," "forecasts," "intends," "plans," "predicts," or "projects" a particular result or course of events, or that such result or course of events "could," "might," "may" or "should" occur, and similar expressions, are also intended to identify forward-looking statements. Forward-looking statements described above include, but are not limited to, rig demand, changes to earnings per share resulting from a change in dayrate assumption and expected capital expenditures. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, demand for offshore and inland water rigs, competition and market conditions in the contract drilling industry, the Company's ability to successfully integrate the operations of acquired businesses, possible delay or cancellation of drilling contracts, work stoppages, the Company's ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), war, terrorism and cancellation or unavailability of insurance coverage, the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors discussed in the Company's Form 10-Q for the quarter ended June 30, 2002, Form 10-K for the year ended December 31, 2001 and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRANSOCEAN  INC.


Date:  August 16, 2002                    By:  /s/  Eric  B.  Brown
                                             ------------------------
                                             Eric  B.  Brown
                                             Senior Vice President, General
                                             Counsel and Corporate Secretary


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